Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$12,144,720
Unrealized Gain (Loss) on Market Value of Futures	(393,990)
Dividend Income	24,000
Interest Income	7,200
ETF Transaction Fees	1,750
Total Income (Loss)	$11,783,680

Expenses
General Partner Management Fees	$263,479
Professional Fees	64,964
Brokerage Commissions	53,011
Directors' Fees and insurance	2,817
SEC & FINRA Registration Expense	20,150
Total Expenses	404,421
Expense Waiver	(88,248)
Net Expenses	$316,173
Net Income (Loss)	$11,467,507

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/20	$411,111,560
Additions (100,000 Shares)	1,151,880
Withdrawals (1,550,000 Shares)	(18,107,130)
Net Income (Loss)	11,467,507

Net Asset Value End of Month	$405,623,817
Net Asset Value Per Share (34,950,000 Shares)	$11.61

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596